GOLUB CAPITAL BDC, INC. ANNOUNCES PRICING ON NEW $602.4 MILLION TERM DEBT SECURITIZATION

CHICAGO, IL, November 1, 2018 - Golub Capital BDC, Inc. a business development company (the “Company”) (NASDAQ: GBDC, www.golubcapitalbdc.com), today announced that its indirect wholly-owned and consolidated subsidiary, Golub Capital BDC CLO III LLC, has priced a twelve year $602.4 million term debt securitization.

The notes offered in the term debt securitization (the “Notes”) are structured as follows:

	Par Amount	% of Capital		Expected Rating	Issuance
Tranche	($ in millions)	Structure	Coupon	(S&P/Fitch)	Price
Class A Notes	$327.0	54.3%	3 Mos LIBOR + 1.48%	AAA / AAA	100%
Class B Notes	$61.2	10.2%	3 Mos LIBOR + 2.10%	AA / NR	100%
Class C-1 Notes	$20.0	3.3%	3 Mos LIBOR + 2.80%	A / NR	100%
Class C-2 Notes	$38.8	6.4%	3 Mos LIBOR + 2.65%	A / NR	99%
Class D Notes	$42.0	7%	3 Mos LIBOR + 2.95%	BBB- / NR	98.5%
Subordinate Notes	$113.4	18.8%	N/A	N/R	N/A
Total	$602.4	100%

The Company will retain all of the Class C-2 Notes, Class D Notes and Subordinated Notes through a consolidated subsidiary. The reinvestment period for the term debt securitization ends in January 2023 and the Notes are scheduled to mature in January 2031. The term debt securitization is expected to be 75% - 90% funded at close with assets that currently secure the Company’s $300.0 million revolving credit facility with Morgan Stanley Bank, N.A. as lender (the “MS Credit Facility”) and with other assets from the Company’s balance sheet.

In addition, today the Company announced that its wholly-owned subsidiary, Golub Capital BDC 2010-1 LLC, increased the size of the MS Credit Facility from $300.0 million to $450.0 million. The other material terms of the Credit Facility were unchanged. The Company expects to use the increase in borrowing capacity to acquire additional assets prior to the closing date of $602.4 million term debt securitization which is expected to close on or prior to November 16, 2018. In connection with the closing of the term debt securitization, the Company expects that the MS Credit Facility will repaid in full and that the agreements governing the MS Credit Facility will be terminated.

The securities offered as part of the term debt securitization have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state “blue sky” laws and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from such registration requirements. Term debt securitizations are also known collateralized loan obligations (“CLOs”) and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in one stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital"). For more information, please visit www.golubcapitalbdc.com.

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $25 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 350 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.